UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

GENERAL CANNABIS CORP

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S. Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.08	Shareholder Director Nominations.

The Company has determined that it plans to hold its Annual Meeting of Shareholders in early June 2022 (the "2022 Annual Meeting”). The record date for the determination of shareholders entitled to receive notice of and to vote at the 2022 Annual Meeting shall be on or about April 20, 2022. Because the Company did not hold an annual meeting of shareholders in 2021, the Company is using this Form 8-K to provide the due date for the submission of any qualified shareholder proposals or qualified shareholder nominations. The location of the 2022 Annual Meeting will be as set forth in the Company’s proxy statement for the 2022 Annual Meeting, to be filed prior to the 2022 Annual Meeting with the Securities and Exchange Commission ("SEC”).

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, any shareholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must be delivered to, or mailed to and received at, the Company’s principal executive offices located at 1901 S. Navajo Street, Denver, Colorado 80223 Attention: Secretary, on or before the close of business on April 15, 2022, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials for the 2022 Annual Meeting. In addition to complying with this deadline, shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting must also comply with all applicable SEC rules, including Rule 14a-8, as well as the Company’s bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2022

GENERAL CANNABIS CORP

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer